Exhibit (a)(1)(ii)

ADS LETTER OF TRANSMITTAL

to tender American Depositary Shares

of

PT INDOSAT TBK.

to

INDONESIA COMMUNICATIONS PTE. LTD.,

a wholly-owned indirect subsidiary of

QATAR TELECOM (QTEL) Q.S.C.,

pursuant to

the U.S. Offer to Purchase dated January 20, 2009

THE U.S. OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 3:00 A.M., NEW YORK CITY TIME (WHICH IS 3:00 P.M., JAKARTA TIME), ON FEBRUARY 18, 2009, UNLESS THE U.S. OFFER IS EXTENDED.

The ADS Tender Agent for the U.S. Offer is:

THE BANK OF NEW YORK MELLON

By Mail: BNY Mellon Shareowner Services Attn: Corporate Action Dept. P.O. Box 3301 South Hackensack, NJ 07606	By Hand or Overnight Delivery: BNY Mellon Shareowner Services 480 Washington Boulevard Attn: Corporate Action Dept., 27th Floor Jersey City, NJ 07310

Capitalized terms used in this American Depositary Share Letter of Transmittal (“ADS Letter of Transmittal”) and not otherwise defined herein have the meanings ascribed thereto in the U.S. Offer to Purchase, dated January 20, 2009 (the “Offer to Purchase”).

Delivery of this ADS Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to The Bank of New York Mellon (the “ADS Tender Agent”). The instructions set forth in this ADS Letter of Transmittal should be read carefully before this ADS Letter of Transmittal is completed.

Tenders of ADSs made pursuant to the U.S. Offer (as defined below) may be withdrawn at any time prior to 3:00 a.m., New York City time (which is 3:00 p.m., Jakarta time), on February 18, 2009 or such later date and time to which the U.S. Offer may be extended in accordance with applicable law (the “Expiration Date”), in compliance with the terms set forth in “The U.S. Offer — Section 3” of the Offer to Purchase.

THIS ADS LETTER OF TRANSMITTAL MAY ONLY BE USED TO TENDER AMERICAN DEPOSITARY SHARES. IT MAY NOT BE USED TO TENDER SERIES B SHARES.

You should use this ADS Letter of Transmittal if you are tendering physical American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) or are causing the ADSs to be delivered by book-entry transfer to the ADS Tender Agent’s account at The Depository Trust Company (which is hereinafter referred to as the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in “The U.S. Offer — Section 2” of the Offer to Purchase.

DESCRIPTION OF ADSs TENDERED
Name and Address of Registered Holder (As it appears on certificates or in book-entry form on the books of the ADS Depositary)*	ADR Number(s)	Total Number of ADSs Evidenced by ADR	Number of ADSs Tendered
(Correct address if necessary)

Total Certificated ADSs Tendered
Total Uncertificated ADSs Held in Global Buy DIRECT Plan to be Tendered or Write ALL
Total number of ADSs Tendered

*	Unless otherwise indicated, it will be assumed that all ADSs represented by any ADRs delivered to the ADS Tender Agent are being tendered. See Instruction 4.

☐	I/we deposited PT Indosat Tbk. Series B Shares with a custodian for ADS issuance and tender into the U.S. Offer.

☐	Check here if certificates have been lost, destroyed or mutilated. See Instruction 12. The number of ADSs evidenced by lost, destroyed or mutilated certificates is .

Additional Information if ADSs Are Being Delivered by Book-Entry Transfer

☐	Check here if tendered ADSs are being delivered by book-entry transfer made to an account maintained by the ADS Tender Agent with the Book-Entry Transfer Facility and complete the following (only financial institutions that are participants in the system of any Book-Entry Transfer Facility may deliver ADSs by book-entry transfer):

Name of Tendering Institution

DTC Account No.

Transaction Code No.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

The undersigned hereby tenders to Qatar Telecom (Qtel) Q.S.C., a corporation organized under the laws of Qatar (“Qtel”), through Indonesia Communications Pte. Ltd., a company incorporated under the laws of Singapore and a wholly-owned indirect subsidiary of Qtel (“ICLS” and, together with Qtel, the “Offeror”), ADSs of PT Indosat Tbk., a public listed company organized under the laws of the Republic of Indonesia (the “Company”), pursuant to the Offeror’s Offer to Purchase outstanding ADSs of the Company, other than ADSs held by Qtel and its affiliates, at a purchase price of the U.S. dollar equivalent of Indonesian Rupiah 369,400 per ADS, net to the seller in cash (without interest and subject to any required withholding of taxes) (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase and this ADS Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the “U.S. Offer”).

The Offer Price for the ADSs accepted for payment in the U.S. Offer will be paid in U.S. dollars. The Offer Price of Indonesian Rupiah 369,400 per ADS (which is the offer price of Indonesian Rupiah 7,388 per Series B Share being offered in the Indonesian Offer, multiplied by 50) will be converted from Indonesian Rupiah to U.S. dollars based on the “Applicable Exchange Rate.” The Applicable Exchange Rate will be the average of the daily U.S. dollar/Indonesian Rupiah sell rates for transactions as reported by Bank Indonesia at 4:00 p.m., Jakarta time, on each of the last five (5) Indonesian business days of the offer period (excluding the last day of the offer period) on its official website at http://www.bi.go.id/web/en/Moneter/Kurs+Bank+Indonesia/Kurs+Transaksi/. The Offeror will remit the cash consideration for the ADSs accepted for payment in the U.S. Offer (in U.S. dollars) to the ADS Tender Agent, and the ADS Tender Agent will remit the cash consideration to holders of ADSs that are accepted for payment in the U.S. Offer. The undersigned will bear any exchange rate risks.

Concurrently with the U.S. Offer, the Offeror is offering to purchase outstanding Series B Shares, par value Rp100 (“Series B Shares”), other than Series B Shares held by Qtel and its affiliates and Series B Shares underlying ADSs, pursuant to a separate Indonesian offer (the “Indonesian Offer” and, together with the U.S. Offer, the “Offers”).

In the aggregate, the Offeror is offering to purchase up to 1,314,466,775 Series B Shares (including Series B Shares underlying ADSs) in the Offers on a combined basis, representing approximately 24.19% of the total issued and outstanding Series B Shares (including Series B Shares underlying ADSs). The Indonesian Offer is open only to holders of Series B Shares, wherever the holders are located. The U.S. Offer is open only to holders of ADSs, wherever the holders are located, and to holders of Series B Shares that are deposited for issuance of ADSs to be tendered into the U.S. Offer.

U.S. holders of Series B Shares that wish to participate in the U.S. Offer may, pursuant to the instructions contained in the Offer to Purchase, deposit their Series B Shares for issuance of ADSs that will be tendered into the U.S. Offer (subject to proration) as set forth in “The U.S. Offer — Section 2” of the Offer to Purchase. To do so, prior to the expiration of the U.S. Offer, they must (1) deposit their Series B Shares (“Deposited Series B Shares”) with either HSBC Indonesia or PT Bank Mandiri (Persero) Tbk., as custodian (the “ADS Custodian”), for the account of The Bank of New York Mellon, as the ADS tender agent for the U.S. Offer (the “ADS Tender Agent”) and (2) deliver an ADS Letter of Transmittal and any other required documentation to the ADS Tender Agent.

To the extent that the Offeror accepts ADSs for purchase in the U.S. Offer, after the application of proration rules, if applicable, the ADS Tender Agent will deposit with The Bank of New York Mellon, as depositary for the ADS facility (the “ADS Depositary”), the Deposited Series B Shares for issuance of ADSs and deliver those purchased ADSs as instructed by the Offeror. The undersigned will not be responsible for any fees relating to the deposit of the undersigned’s Series B Shares with the ADS Tender Agent for issuance of ADSs to be tendered into the U.S. Offer. Each ADS will represent 50 Deposited Series B Shares. U.S. Holders of “Odd-lots” (lots of fewer than 50 Series B Shares) who wish to participate in the U.S. Offer may deposit these Odd-lots of Series B Shares with the ADS Custodian as described above. To the extent practicable, the ADS Tender Agent will combine Odd-lots of Series B Shares that the Offeror accepts for purchase with other Odd-lots to create whole ADSs that will be delivered for purchase by the Offeror. All Deposited Series B Shares not accepted for purchase in the form of ADSs in the U.S. Offer will be returned to the holders, in accordance with such holders’ instructions, in the form of Series B Shares.

If more than 1,314,466,775 Series B Shares (including Series B Shares underlying ADSs) are validly tendered and not withdrawn on or prior to the Expiration Date in the Offers on a combined basis, then the proration rules will apply, as described in “The U.S. Offer — Section 4” of the Offer to Purchase, so that the Offeror will purchase no more than an aggregate of 1,314,466,775 Series B Shares (including Series B Shares underlying ADSs) in the Offers on a combined basis. This means that the Offeror will purchase from the undersigned that number of ADSs calculated by multiplying the number of ADSs the undersigned validly tendered and did not properly withdraw as of the Expiration Date by a proration factor. The proration factor will be the quotient of 1,314,466,775 divided by the total number of Series B Shares (including Series B Shares underlying ADSs) validly tendered and not properly withdrawn as of the expiration of the U.S. Offer and the Indonesian Offer. For example, if 1,752,622,366 Series B Shares (including Series B Shares underlying ADSs) are validly tendered and not properly withdrawn as of the Expiration Date, the Offeror will purchase 75% of the ADSs that the undersigned tendered (with adjustments to avoid the purchase of fractional ADSs from any holder, although Odd-lots of less than fifty (50) Series B Shares will be accepted to the extent practicable).

Series B Shares, except insofar as they are represented by ADSs, can only be tendered by means of the separate “Tender Offer Form” pursuant to the concurrent Indonesian Offer. Additional information on the Indonesian Offer may be obtained from PT Danareksa Sekuritas, the Share Tender Agent for the Indonesian Offer, at Danareksa Building, 2nd Floor, Jl. Medan Merdeka Selatan No. 14, Jakarta 10110, Indonesia, Tel: +62-21-350 9888 and Fax: +62-21-350-1377.

In the event of an inconsistency between the terms and procedures described in this Letter of Transmittal and those described in the Offer to Purchase, the terms and procedures in the Offer to Purchase shall govern. Please contact the Information Agent identified on the last page of this ADS Letter of Transmittal to discuss any inconsistency.

The Offeror reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase ADSs tendered pursuant to the U.S. Offer, in which case any reference to the Offeror shall, if applicable, include such affiliate.

Subject to, and effective upon, acceptance for payment of and payment for the ADSs tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Offeror all right, title and interest in and to all the ADSs that are being tendered hereby and appoints the ADS Tender Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such ADSs, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver to the Offeror all ADSs purchased by the Offeror pursuant to the U.S. Offer, including all written confirmation of registered ownership delivered by the undersigned to the ADS Tender Agent pursuant to the U.S. Offer.

The undersigned hereby represents and warrants that the undersigned:

(1) has full power and authority to tender, sell, assign and transfer the ADSs tendered hereby and that, when the same are accepted for payment by the Offeror, the Offeror will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

(2) will, upon request, execute and deliver any additional documents deemed by the ADS Tender Agent or the Offeror to be necessary or desirable to complete the sale, assignment and transfer of the ADSs tendered hereby.

The undersigned understands that tenders of ADSs pursuant to the Offer to Purchase and this ADS Letter of Transmittal and instructions hereto will constitute an agreement to sell the ADSs, conditional upon payment by the Offeror, between the undersigned and the Offeror upon the terms and subject to the conditions of the U.S. Offer. The undersigned acknowledges that under no circumstances will the Offeror pay interest on the purchase price for ADSs.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, the Offeror may terminate or amend the U.S. Offer or may postpone the acceptance for payment of or the payment for ADSs tendered.

Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the purchase price of any ADSs purchased (without interest and subject to any required withholding of taxes), and return any ADRs evidencing ADSs not tendered or not purchased, in the name(s) of the undersigned or, in the case of ADSs tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above. Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price of any ADSs purchased (without interest and subject to any required withholding of taxes) and any ADRs evidencing ADSs not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any ADSs purchased (without interest and subject to any required withholding of taxes) and return any ADSs not tendered or not purchased in the name(s) of, and mail said check and mail any ADRs evidencing ADSs to, the person(s) so indicated.

The undersigned recognizes that the Offeror has no obligation, pursuant to the “Special Payment Instructions,” to transfer any ADSs from the name of the registered holder(s) thereof if the Offeror does not accept for payment any of the ADSs so tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The Offeror will determine in its sole discretion all questions as to the form of documents, including any notice of withdrawal, and the validity, eligibility (including time of receipt) and acceptance of tendered ADSs and Deposited Series B Shares. The Offeror’s determination will be final and binding on all parties.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 6, 7 and 8)

To be completed ONLY if the check for the purchase price of ADSs purchased (without interest and subject to any required withholding of taxes) and/or ADR(s) evidencing ADSs not tendered or not purchased are to be issued in the name of someone other than the undersigned.

Issue check for accepted ADSs and any unaccepted ADRs to:

  Name:

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 6, 7 and 8)

To be completed ONLY if the check for the purchase price of ADSs purchased (without interest and subject to any required withholding of taxes) and/or ADR(s) evidencing ADSs not tendered or not purchased are to be mailed to someone other than the undersigned.

Deliver check for accepted ADSs and any unaccepted ADRs to:

  Name:

(Please Print) Address:	(Please Print) Address:

(Including Zip Code)	(Including Zip Code)

(Tax ID or Social Security Number) (See accompanying Substitute Form W-9)	☐ Check here if this is a permanent address change.

SIGN HERE (Please Complete and Return the Attached Substitute Form W-9 below)

Signature(s) of Owner(s)
Name(s):
(Please Print)

Capacity (full title):

Address:

(Zip Code)

(Tax Identification or Social Security Number) (See Substitute Form W-9 Included Herewith)

Daytime Area Code and Telephone Number
Dated

(Must be signed by registered holder(s) exactly as name(s) appear(s) on ADR(s) evidencing ADS(s), or if uncertificated exactly as name appears on the books of the The Bank of New York Mellon (as depositary of the ADSs), or on a security position listing or by persons(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 6.)

Guarantee of Signature(s), if required (See Instructions 1 and 6)

Name(s):
(Please Print)
Title:

Name of Firm:

Authorized Signature:

Address:

(Zip Code)
Area Code and Telephone Number:

Dated:

SUBSTITUTE FORM W-9	Part I Taxpayer Identification No. — For All Accounts	Part II For Payees Exempt From Backup Withholding, please write “Exempt” here (see enclosed Guidelines)

Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification No.

Enter your Taxpayer Identification Number in the appropriate box. For most individuals and sole proprietors, this is your Social Security Number. For other entities, it is your Employer Identification Number. If you do not have a number, see How to Obtain a TIN in the enclosed Guidelines.

Note: If the account is in more than one name, see the chart on page 2 of enclosed Guidelines to determine which number to give.

Social Security Number OR Employer Identification Number

Part III — Certification — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. Citizen or other U.S. Person.

Certification Instructions: You must cross out Item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you failed to report all interest and dividends on your tax return.

SIGNATURE	DATE:

Name (Please Print)

Address (Please Print)

Entity (Please check appropriate box):

☐ Individual/Sole Proprietor   ☐ Corporation   ☐ Partnership   ☐ Other (please specify below)

Certification of taxpayer awaiting a taxpayer identification number — Under penalties of perjury, I certify that:

either (a) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number within (60) days, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

SIGNATURE:	DATE:

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE U.S. OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the U.S. Offer

ONLY ADSs MAY BE TENDERED IN THE U.S. OFFER PURSUANT TO THIS ADS LETTER OF TRANSMITTAL. HOLDERS OF SERIES B SHARES MAY NOT TENDER SERIES B SHARES INTO THE U.S. OFFER PURSUANT TO THIS ADS LETTER OF TRANSMITTAL.

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this ADS Letter of Transmittal must be guaranteed by a financial institution (including most banks and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (an “Eligible Institution”). Signatures on this ADS Letter of Transmittal need not be guaranteed (a) if this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of ADSs) tendered herewith and such holder(s) have not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on this ADS Letter of Transmittal, or (b) if such ADSs are tendered for the account of an Eligible Institution. See Instruction 8. You may also need to have any ADRs evidencing ADSs that you deliver endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 6.

2. Delivery of the ADS Letter of Transmittal and ADSs. You should use this ADS Letter of Transmittal only if you are forwarding ADRs evidencing ADSs with this ADS Letter of Transmittal or causing the ADSs to be delivered by book-entry transfer pursuant to the procedures set forth in Section 2 of the Offer to Purchase. In order for you to validly tender ADSs, ADRs evidencing ADSs for all physically delivered ADSs, or a confirmation of a book-entry transfer of all ADSs delivered electronically into the ADS Tender Agent’s account at the Book-Entry Transfer Facility, as well as a properly completed and duly executed ADS Letter of Transmittal or an Agent’s Message in connection with book-entry transfer and any other documents required by this ADS Letter of Transmittal, must be received by the ADS Tender Agent at one of its addresses set forth on the front page of this ADS Letter of Transmittal by the Expiration Date (as defined in the Offer to Purchase).

Agent’s Message. The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the ADS Tender Agent, which states that the Book-Entry Transfer Facility has received an acknowledgment from the participant in the Book-Entry Transfer Facility tendering the ADSs that such participant has received and agrees to be bound by the terms of this ADS Letter of Transmittal and the Offeror may enforce such agreement against them.

The method of delivery of all documents, including ADRs evidencing the ADSs, is at your option and risk. If you choose to deliver the documents by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No fractional ADSs will be purchased. If the Offeror would otherwise be required to purchase from a holder a fractional ADS, the Offeror will round down to the nearest whole ADS to determine the number of ADSs to be purchased from that holder. By executing this ADS Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of the ADSs.

3. Inadequate Space. If the space provided in the box captioned “Description of ADSs Tendered” is inadequate, then you should list the ADRs evidencing such ADSs and/or the number of ADSs evidenced by such ADRs on a separate signed schedule attached hereto.

4. Partial Tenders (Not applicable to shareholders who tender by book-entry transfer). If you wish to tender (offer to sell) fewer than all of the ADSs evidenced by any ADR that you deliver to the ADS Tender Agent, fill in the number of ADSs that are to be tendered in the box entitled “Number of ADSs Tendered.” In such case, a new ADR for the remainder of the ADSs evidenced by the old ADR will be sent to the person(s)

signing this ADS Letter of Transmittal, unless otherwise provided in the appropriate box on this ADS Letter of Transmittal, as promptly as practicable after the expiration or termination of the U.S. Offer. Unless you indicate otherwise, all ADSs represented by an ADR delivered to the ADS Tender Agent will be deemed to have been tendered. In the case of ADSs tendered by book-entry transfer at the Book-Entry Transfer Facility, the ADSs will be credited to the appropriate account maintained by the tendering holder at the Book-Entry Transfer Facility. In each case, ADSs will be returned or credited without expense to the shareholder.

5. Indication of Price at Which ADSs Are Being Tendered. ADSs are being tendered at a purchase price of Indonesian Rupiah 369,400 per ADS (which will be converted into U.S. dollars at the Applicable Exchange Rate), net to the seller in cash (without interest and subject to any required withholding of taxes), upon the terms and subject to the conditions set forth in the Offer to Purchase and in this ADS Letter of Transmittal.

6. Signatures on ADS Letter of Transmittal; Stock Powers and Endorsements.

(a) Exact Signatures. If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the ADRs evidencing the ADSs without alteration, enlargement or any change whatsoever.

(b) Joint Holders. If any of the ADSs tendered hereby are held of record by two or more persons, all such persons must sign this ADS Letter of Transmittal.

(c) Different Names on ADRs. If any of the ADSs tendered hereby are registered in different names on different ADRs evidencing the ADSs, it will be necessary to complete, sign and submit as many separate ADS Letters of Transmittal as there are different registrations of ADRs.

(d) Endorsements. If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs tendered hereby, no endorsements of ADRs evidencing the ADSs or separate stock powers are required. Signatures on any such ADRs or stock powers must be guaranteed by an Eligible Institution.

If this ADS Letter of Transmittal is signed by a person other than the registered holder(s) of the ADSs tendered hereby, ADRs evidencing the ADSs must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the ADRs evidencing such ADSs. Signature(s) on any such ADRs or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If this ADS Letter of Transmittal or any ADR or other certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the ADS Tender Agent of the authority of such person so to act must be submitted.

7. Transfer Taxes. Except as provided in this Instruction 7, the Offeror will not pay any transfer taxes with respect to the sale and transfer of any ADSs to it or its order pursuant to the U.S. Offer. If, however, payment of the purchase price for the ADSs is to be made to, or ADSs not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or tendered ADSs are registered in the name of a person other than the name of the person(s) signing this ADS Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the purchase price by the ADS Tender Agent, unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

8. Special Payment and Delivery Instructions. If the check for the purchase price of any ADSs purchased is to be issued and any ADSs not tendered or not purchased are to be returned in the name of a person other than the person(s) signing this ADS Letter of Transmittal, or if the check and any ADR evidencing ADSs not tendered or not purchased are to be mailed to someone other than the person(s) signing this ADS Letter of Transmittal or to the person(s) signing this ADS Letter of Transmittal at an address other than that shown above, the boxes captioned “Special Delivery Instructions” and/or “Special Payment Instructions” on this ADS Letter of Transmittal should be completed as applicable.

9. United States Federal Income Tax Withholding. Under the current U.S. backup withholding rules, the ADS Tender Agent may be required to withhold 28% of the amount of any payments made to certain holders of ADSs pursuant to the U.S. Offer. In order to avoid such backup withholding, each tendering shareholder must provide the ADS Tender Agent with such ADS holder’s correct taxpayer identification number by completing the Substitute Form W-9 set forth above, an IRS form W-8 as described below, or otherwise establish an exemption under applicable regulations.

In general, if an ADS holder is an individual, the taxpayer identification number is the social security number of such individual. If the ADS Tender Agent is not provided with the correct taxpayer identification number, the ADS holder may be subject to a US$50 penalty imposed by the Internal Revenue Service and payments that are made to such ADS holder pursuant to the U.S. Offer may be subject to backup withholding. Certain ADS holders (including, among others, corporations and foreign persons) are not subject to these backup withholding requirements. In order to satisfy the ADS Tender Agent that a foreign person qualifies as an exempt recipient, such ADS holder must submit an IRS Form W-8, signed under penalties of perjury, attesting to that person’s exempt status. Such statements can be obtained from the ADS Tender Agent.

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if ADSs are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Failure to complete the Substitute Form W-9 will not, by itself, cause ADSs to be deemed invalidly tendered, but may require the ADS Tender Agent to withhold 28% of the amount of any payments made pursuant to the U.S. Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE U.S. OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

10. Irregularities. All questions as to purchase price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs will be determined by the Offeror in its sole discretion, which determination shall be final and binding on all parties. The Offeror reserves the absolute right to reject any or all tenders of ADSs it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Offeror’s counsel, be unlawful. The Offeror also reserves the absolute right to waive any of the conditions of the U.S. Offer and any defect or irregularity in the tender of any particular ADS, and the Offeror’s interpretation of the terms of the U.S. Offer (including these instructions) will be final and binding on all parties. No tender of ADSs will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Offeror shall determine. None of the Offeror, the ADS Tender Agent, the Information Agent (as the foregoing are defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

11. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase and this ADS Letter of Transmittal should be directed to the Information Agent at the address and telephone number set forth below.

12. Lost, Stolen, Destroyed or Mutilated ADRs. If your ADRs evidencing part or all of your ADSs have been lost, stolen, destroyed or mutilated, you should call The Bank of New York Mellon (as ADS Depositary) at 1-888-BNY-ADRS regarding the requirements for replacement. You may be required to post a bond in connection with the issuance of a replacement ADR. You are urged to contact The Bank of New York Mellon immediately in order to receive further instructions, for a determination as to whether you will need to post a bond and to permit timely processing of this documentation.

THIS ADS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH ADRs EVIDENCING ADSs BEING TENDERED (OR CONFIRMATION OF BOOK-ENTRY TRANSFER) AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE ADS TENDER AGENT ON OR PRIOR TO THE EXPIRATION DATE.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer — Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer:

For this type of account:	Give the name and SOCIAL SECURITY number of —

1. An individual’s account	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. (a) The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)

(b) So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5. Sole proprietorship account or single-owner LLC	The owner(3)
For this type of account:	Give the EMPLOYER IDENTIFICATION number of —

6. A valid trust, estate, or pension trust	The legal entity(4)

7. Corporate account or LLC electing corporate status on IRS Form 8832	The corporation

8. Partnership account (or multiple-member LLC) member held in the name of the business	The partnership

9. Association, club, or tax-exempt organization account	The organization

10. A broker or registered nominee	The broker or nominee

11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Show the name of the owner. You must show your individual name, but you may also enter your business or “doing business as” name. Either your social security number or employer identification number (if you have one) may be used, but the IRS encourages you to use your social security number.

(4)	List and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number (“TIN”) you should apply for one immediately. You may obtain Form SS-5, Application for a Social Security Card, at the local office of the Social Security Administration, or get this form online at www.socialsecurity.gov. You may obtain Form SS-4, Application for Employer Identification Number, or Form W7, Application for IRS Individual Taxpayer Identification Number, from the Internal Revenue Service by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS’s Internet website at www.irs.gov. If you do not have a TIN, write “Applied For” in the space for the TIN.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions including the following:

•	A corporation.

•	A financial institution.

•

An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement account, or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.

•	The United States or any agency or instrumentality thereof.

•	A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	An international organization or any agency or instrumentality thereof.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a) of the Code.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A foreign central bank of issue.

•	A foreign government or any of its political subdivisions, agencies or instrumentalities.

Certain other payees may be exempt from either dividend and interest payments or broker transactions. You should consult your tax advisor to determine whether you might be exempt from backup withholding. Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. Complete the Substitute Form W-9 as follows:

ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ACROSS THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN THE FORM TO THE PAYER.

IF YOU ARE A NONRESIDENT ALIEN OR FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, GIVE THE PAYER THE APPROPRIATE COMPLETED FORM W-8.

Privacy Act Notice. — Section 6109 of the Code requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the number for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number — If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of US$50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of US$500.

(3) Criminal Penalty for Falsifying Information — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers — If the requester discloses or uses Taxpayer Identification Numbers in violation of Federal Law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

The Information Agent for the U.S. Offer is:

BNY MELLON SHAREOWNER SERVICES

480 Washington Boulevard

Jersey City, NJ 07310

In the United States: 1-877-289-0143 (Toll-Free)

Outside the United States: 1-201-680-3285

Banks and Brokers: 1-201-680-3285

The ADS Tender Agent for the U.S. Offer is:

THE BANK OF NEW YORK MELLON

By Mail:	By Hand or Overnight Delivery:
BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Action Dept. P.O. Box 3301 South Hackensack, NJ 07606	480 Washington Boulevard Attn: Corporate Action Dept., 27th Floor Jersey City, NJ 07310

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